UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
____________

FORM 8-K
____________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 7, 2022

CROWN HOLDINGS, INC.
 (Exact name of Registrant as specified in its charter)

Pennsylvania	000-50189	75-3099507
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

770 Township Line Road
Yardley, Pennsylvania 19067
(215) 698-5100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock $5.00 Par Value	CCK	New York Stock Exchange
7 3/8% Debentures Due 2026	CCK26	New York Stock Exchange
7 1/2% Debentures Due 2096	CCK96	New York Stock Exchange

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 7, 2022, Crown Holdings, Inc. (the "Company") entered into an employment agreement with its Senior Vice President and Chief Financial Officer Kevin C. Clothier (the "Employment Agreement") in connection with Mr. Clothier's promotion to Chief Financial Officer of the Company. The material terms of the Employment Agreement, which became effective January 1, 2022, are summarized below.

Term. Mr. Clothier's initial term shall be for a period of one year and shall automatically renew for one year terms unless either party gives written notice at least thirty days prior to any automatic renewal.

Base Salary and Bonus. Mr. Clothier's starting annual base salary will be $535,000. Mr. Clothier's base salary will be reviewed and adjusted as appropriate in accordance with the Company's regular compensation review practices. Additionally, Mr. Clothier will be eligible for a cash bonus in an amount to be determined in accordance with the Company's existing annual cash incentive bonus plan or any successor plan. Mr. Clothier is also eligible to participate in the Company's Restoration Plan and the Company's equity-based incentive plans.

Other Benefits. Mr. Clothier will be eligible to participate in the Company's employee benefit plans and programs on the same terms and conditions as apply to the Company's salaried personnel generally, as in effect from time to time.

Severance Terms. Upon termination of Mr. Clothier's employment by the Company without "cause" prior to a change in control of the Company, Mr. Clothier will be entitled to any unpaid base salary earned through the date of termination; a pro-rata incentive bonus for the year of termination determined based on the actual bonus, if any, he would have been paid for such year absent such termination; a lump-sum payment equal to his then-current base salary; and such retirement and other benefits earned and vested as of the date of his termination. Upon termination of Mr. Clothier's employment by the Company without "cause" or by Mr. Clothier for "good reason," in either case, during the 12-month period following a change in control of the Company, Mr. Clothier will be entitled to any unpaid base salary earned through the date of termination; a lump-sum payment equal to three times the sum of his then-current base salary and his average annual bonus for the three completed years prior to the year of such termination of employment, such retirement and other benefits earned and vested as of the date of his termination, and accelerated vesting and exercisability, as applicable, of all outstanding stock options and restricted stock.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The following is furnished as an exhibit to this report.
10.1 Employment Agreement, dated January 7, 2022, between Crown Holdings, Inc. and Kevin C. Clothier

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN HOLDINGS, INC.

By:	/s/ Christy L. Kalaus
Christy L. Kalaus
Vice President and Corporate Controller

Dated: January 11, 2022